Exhibit 32.2
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of MEDASORB TECHNOLOGIES CORPORATION  (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Lamadrid, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of MEDASORB TECHNOLOGIES CORPORATION

Date: April 10, 2009

/s/ David Lamadrid
David Lamadrid Chief Financial Officer